As filed with the Securities and Exchange Commission on July 20, 1999
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                   NEFF CORP.
             (Exact name of Registrant as specified in its charter)

         Delaware                        7353                    65-0626400
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                             3750 N.W. 87th Avenue
                              Miami, Florida 33178
                                 (305) 513-3350
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                      Neff Corp. 1998 Stock Incentive Plan
                            (Full title of the plan)
                      Neff Corp. 1999 Stock Incentive Plan
                            (Full title of the plan)

           Kevin P. Fitzgerald, President and Chief Executive Officer
                                   Neff Corp.
                             3750 N.W. 87th Avenue
                              Miami, Florida 33178
                                 (305) 513-3350
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     -------------------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum   Proposed Maximum
Title of Each Class of Securities  Amount to be    Offering Price    Aggregate Offering         Amount of
       to be Registered            Registered(1)    per Share(2)          Price(1)         Registration Fee(3)
----------------------------------------------------------------------------------------------------------------
1998 Stock Incentive Plan,             73,775(5)       $14.66          $1,081,542             $319.05
Class A Common Stock, $.01 par
value and Preferred Share
Purchase Rights(4)

1998 Stock Incentive Plan,            371,225(6)       $14.00          $5,197,150             $1,534
Class A Common Stock, $.01 par
value and Preferred Share
Purchase Rights(4)

1998 Stock Incentive Plan,              3,000(7)       $9.75           $29,250                $9
Class A Common Stock, $.01
par value and Preferred Share
Purchase Rights(4)


1998 Stock Incentive Plan,              1,000(8)       $7.88          $7,880                  $3
Class A Common Stock, $.01
par value and Preferred Share
Purchase Rights(4)

1998 Stock Incentive Plan,            531,000(9)       $6.19          $3,286,890              $970
Class A Common Stock, $.01
par value and Preferred Share
Purchase Rights(4)

1998 Stock Incentive Plan,            20,000(10)       $6.00          $120,000               $35.40
Class A Common Stock, $.01
par value and Preferred Share
Purchase Rights(4)

1999 Stock Incentive Plan,            1,000,000(5)     $14.66         $14,660,000            $4,324.70
Class A Common Stock, $.01 par
value and Preferred Share Purchase
Rights(4)
----------------------------------------------------------------------------------------------------------------
Total                                 2,000,000
----------------------------------------------------------------------------------------------------------------

(1) The number of shares of Class A Common Stock, par value $.01 per share (the "Common Stock") stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Neff Corp. 1998 Stock Incentive Plan or the Neff Corp. 1999 Stock Incentive Plan (the "Plans"), plus such indeterminate number of shares as may be issued under the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the New York Stock Exchange ("NYSE") as of a date (July 14, 1999) within 5 business days prior to the filing of this Registration Statement.

(3) The Registration Fee is calculated by multiplying the product of the exercise price per share and the number of shares subject to option at such exercise price, by .000295.

(4) The Preferred Share Purchase Rights, which are attached to the shares of Class A Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.

(5) Consists of shares of Class A Common Stock with respect to which options have not yet been granted.

(6) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements under the Neff 1998 Stock Incentive Plan at an exercise price of $14.00.

(7) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements under the Neff 1998 Stock Incentive Plan at an exercise price of $9.75.

(8) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements under the Neff 1998 Stock Incentive Plan at an exercise price of $7.88.

(9) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements under the Neff 1998 Stock Incentive Plan at an exercise price of $6.19.

(10) Consists of shares of Class A Common Stock with respect to which options have been granted under stock option agreements under the Neff 1998 Stock Incentive Plan at an exercise price of $6.00.

                                EXPLANATORY NOTE

     In accordance with the Note to Part I of Form S-8, the information specified by Part I has been omitted from this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1. The Company's Report on Form 10-K for the fiscal year ended December 31, 1998 filed on March 22, 1999.

     2. The Company's Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 6, 1999.

     4.  The  description  of  the  Common  Stock  contained  in  the  Company's
Registration Statement No. 333-48077 on Form S-1 filed March 17, 1998, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition,  all documents  subsequently  filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's Certificate of Incorporation provides that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) from any transaction from which the director derived an improper personal benefit.

     The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

     Additionally, reference is made to the Registration Rights Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the Participants (as defined in the Registration Rights Agreement) of the Company, its directors and officers who sign the Registration Statement and persons who control the Company, under certain circumstances.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following documents are filed as exhibits to this registration statement:

Exhibit Description

3.1 Certificate of Incorporation of the Company, as amended and restated, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
3.2 By-Laws of the Company, as amended and restated, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
4.1 Form of Certificate of Class A Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
4.2 Registration Rights Agreement, by and between Neff Corp. and GECFS, Inc., dated as of March 25, 1998, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
4.3 Registration Rights Agreement, by and between Neff Corp. and Santos Fund I, L.R, dated as of March 25, 1998, filed as Exhibit 4.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
4.4 Registration Rights Agreement, by and between Neff Corp. and Santos Capitol Advisors, Inc., dated as of March 25, 1998, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.

4.5 Amended and Restated Stockholders' Agreement by and among Jorge Mas, Juan Carlos Mas, Jose Ramon Mas, General Electric Capital Corporation, GECFS, Inc., Kevin P Fitzgerald, Santos Fund I, L.P, Santos Capital Advisors, Inc. and Neff Corp., dated as of March 25, 1998, filed as Exhibit 4.5 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
4.6  Form  of  Rights  Agreement,  filed  as  Exhibit  10.13  to  the  Company's
     Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
5.1  Opinion of Fried, Frank, Harris, Shriver & Jacobson.
23.1 Consent of Deloitte & Touche, LLP
23.2 Consent of Fried,  Frank,  Harris,  Shriver & Jacobson (included in Exhibit
     5.1 above).
24.1 Power of Attorney (included on Signature Page of this Registration Statement).
99.1 Neff Corp. 1998 Incentive Stock Plan, filed as Exhibit 10.10 to the Company's Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
99.2 Neff Corp. 1999 Incentive Stock Plan, filed as Exhibit 99.1 to the Company's Definitive Proxy Statement, Schedule 14A, dated April 16, 1999, incorporated herein by reference.

----------
Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 of the Exchange Act that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 19, 1999.

                                             NEFF CORP.

                                             By: /s/ Kevin P. Fitzgerald
                                             ---------------------------
                                             Kevin P. Fitzgerald
                                             Chief Executive Officer

     The undersigned directors and officers of Neff Corp. hereby constitute and appoint Kevin P. Fitzgerald and Mark Irion and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                              Date

/s/ JORGE MAS
-------------
Jorge Mas                     Chairman of the Board             July 19, 1999

/s/ KEVIN P. FITZGERALD       Director, President and
----------------------        Chief Executive Officer
Kevin P. Fitzgerald           (Principal Executive Offered)     July 19, 1999

/s/ JOSE RAMON MAS
------------------
Jose Ramon Mas                Director                         July 19, 1999

/s/ ARTHUR B. LAFFER
--------------------
Arthur B. Laffer              Director                         July 19, 1999

/s/ JOEL-TOMAS CITRON
---------------------
Joel-Tomas Citron             Director                         July 19, 1999

/s/ MARK H. IRION             Chief Financial Officer
-----------------             Principal Financial Officer
Mark H. Irion                 and Accounting Officer)          July 19, 1999